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                                                                   Exhibit 10.32

                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

                  This Amendment ("Amendment") is entered into as of November 4, 1998 by and between Computron Software, Inc., a Delaware corporation (the "Company"), and John A. Rade ("Executive").

                               W I T N E S S E T H

                  WHEREAS, the parties have previously entered into an Employment Agreement dated as of February 1, 1997 (the "Employment Agreement"); and

                  WHEREAS, the parties desire to clarify the compensation arrangements for renewal terms of the Employment Agreement.

                  NOW, THEREFORE, in consideration of the continued employment of Executive by the Company, the Company and Executive agree as follows:

                  1. Section 4 of the Employment Agreement ("Compensation and Benefits") is hereby modified to provide that, in any renewal term of the Employment Agreement (as contemplated in Section 1 ("Term of the Agreement") therein), the compensation and benefits granted the Executive may be increased over that provided to the Executive in the immediately preceding term by action of the Board of Directors of the Company or of the Compensation Committee thereof.

                  2. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect in accordance with its terms and conditions.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPUTRON SOFTWARE, INC.                        EXECUTIVE:


------------------------                        ------------------------
By: Michael R. Jorgensen                        John A. Rade
Title: EVP & CFO